Exhibit 99.1

News Release

JLL Reports Second-Quarter 2020 Results
Impact of COVID-19 pandemic reflected in top-line and bottom-line performance
CHICAGO, August 6, 2020 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the second quarter of 2020 with diluted earnings per share of $0.29 and adjusted diluted earnings per share1 of $0.71.

•	Consolidated revenue was $3.7 billion and fee revenue[1] was $1.2 billion, decreases of 13% and 22%, respectively

◦	Transaction-based service lines heavily impacted by pandemic

◦	Resilience of Property & Facility Management, led by Corporate Solutions, demonstrated the strength of globally-diversified platform

◦	LaSalle delivered stable advisory fees

•	Significant debt reduction continued to underscore strong balance sheet and liquidity

•	Receivables collection efforts in all segments drove impressive quarterly operating cash inflows
"Our second quarter top-line performance demonstrated the benefit of a globally diversified and integrated platform amidst unprecedented operating conditions. Next to the safety of our employees, we have focused our complete attention toward serving our clients during these challenging times, and maximizing the generation and preservation of cash," said Christian Ulbrich, JLL CEO. "Driving a $450 million reduction to net debt this quarter reinforced our financial strength and liquidity. We are well-positioned to withstand the impact of the pandemic and then resume our growth journey.”

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three months ended June 30,				Six months ended June 30,
	2020	2019	% Change in USD	% Change in LC	2020	2019	% Change in USD	% Change in LC

Revenue	$3,670.4	$4,266.5	(14)%	(13)%	$7,766.4	$8,087.1	(4)%	(3)%
Revenue before reimbursements	1,828.5	2,348.2	(22)	(21)	4,061.5	4,309.8	(6)	(4)
Fee revenue[1]	1,244.9	1,630.0	(24)	(22)	2,750.1	2,949.1	(7)	(5)

Net income attributable to common shareholders	$15.2	$110.5	(86)%	(93)%	$20.5	$131.8	(84)%	(88)%
Adjusted net income attributable to common shareholders[1]	36.8	135.5	(73)	(74)	62.6	176.6	(65)	(64)

Diluted earnings per share	$0.29	$2.40	(88)%	(89)%	$0.39	$2.86	(86)%	(89)%
Adjusted diluted earnings per share[1]	0.71	2.94	(76)	(77)	1.20	3.84	(69)	(68)

Adjusted EBITDA[1]	$103.3	$226.7	(54)%	(55)%	$198.9	$322.1	(38)%	(38)%
Adjusted EBITDA, Real Estate Services	76.4	185.3	(59)	(59)	196.5	262.4	(25)	(25)
Adjusted EBITDA, LaSalle	26.8	41.6	(36)	(36)	2.4	59.9	(96)	(96)

Operating cash flows	$501.4	$68.4	n.m.	n.m.	$(44.7)	$(483.1)	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.

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JLL Reports Second-Quarter 2020 Results - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Leasing	$358.6	$623.9	(43)%	(42)%	$851.0	$1,101.8	(23)%	(22)%
Capital Markets	214.8	256.5	(16)	(15)	557.1	450.0	24	25
Property & Facility Management	2,275.2	2,304.9	(1)	—	4,641.0	4,574.0	1	3
Project & Development Services	536.8	733.3	(27)	(25)	1,141.2	1,333.4	(14)	(13)
Advisory, Consulting and Other	185.1	218.5	(15)	(13)	371.3	400.1	(7)	(5)
Real Estate Services (“RES”) revenue	$3,570.5	$4,137.1	(14)%	(12)%	$7,561.6	$7,859.3	(4)%	(2)%
LaSalle	99.9	129.4	(23)	(22)	204.8	227.8	(10)	(9)
Total revenue	$3,670.4	$4,266.5	(14)%	(13)%	$7,766.4	$8,087.1	(4)%	(3)%
Reimbursements	(1,841.9)	(1,918.3)	(4)	(3)	(3,704.9)	(3,777.3)	(2)	(1)
Revenue before reimbursements	$1,828.5	$2,348.2	(22)%	(21)%	$4,061.5	$4,309.8	(6)%	(4)%
Gross contract costs[1]	(575.0)	(713.4)	(19)	(17)	(1,304.4)	(1,356.0)	(4)	(2)
Net non-cash MSR and mortgage banking derivative activity	(8.6)	(4.8)	79	79	(7.0)	(4.7)	49	49
Total fee revenue[1]	$1,244.9	$1,630.0	(24)%	(22)%	$2,750.1	$2,949.1	(7)%	(5)%
Leasing	343.8	605.8	(43)	(43)	819.0	1,067.2	(23)	(23)
Capital Markets	199.4	241.3	(17)	(16)	533.5	426.1	25	26
Property & Facility Management	287.9	290.8	(1)	1	567.8	571.5	(1)	1
Project & Development Services	178.6	210.0	(15)	(13)	366.9	383.4	(4)	(3)
Advisory, Consulting and Other	140.2	158.8	(12)	(9)	269.3	283.9	(5)	(3)
RES fee revenue	1,149.9	1,506.7	(24)	(22)	2,556.5	2,732.1	(6)	(5)
LaSalle	95.0	123.3	(23)	(22)	193.6	217.0	(11)	(10)
Operating income	$10.8	$150.1	(93)%	(94)%	$75.4	$175.5	(57)%	(57)%
Equity earnings (losses)	$14.7	$10.2	44%	44%	$(13.6)	$15.2	n.m.	n.m.
Adjusted EBITDA[1]	$103.3	$226.7	(54)%	(55)%	$198.9	$322.1	(38)%	(38)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Second-Quarter 2020 Results - Page 3

Consolidated Second-Quarter 2020 Performance Highlights:
The COVID-19 pandemic (the "pandemic") continued to disrupt JLL's operations this quarter as lock-downs and building closures remained in place across the globe. Transaction-based service lines were most impacted as a result of delays to leasing and capital markets transactions. At the same time, professionals across the globe, notably in Corporate Solutions and other annuity businesses, have expanded work with clients to ensure continuity of critical operations, facilitate the rapid deployment of temporary medical facilities, and develop and implement safe return-to-work measures. In response to the pandemic's ongoing disruptions to revenue and business operations, the company expanded cost mitigation efforts initiated in the first quarter across most operating expense categories. In addition, various government relief programs around the world provided both grants/subsidies (approximately $28 million net benefit this quarter, focused in EMEA and Asia Pacific) as well as payment deferral opportunities for cash obligations such as payroll taxes and other social charges. These actions enhanced job retention and financial flexibility, positioning JLL to emerge from the pandemic with strength to capture significant market share.
RES revenue and fee revenue declined across all three geographic segments and in all service lines except Property & Facility Management, which was driven by Corporate Solutions. Capital Markets included $70.8 million of incremental revenue from HFF ($73.3 million of fee revenue), which partially offset the decline in market volumes across the globe.
LaSalle delivered another quarter of solid advisory fees, with an overall decline in revenue primarily due to expected lower incentive fees.
Net income attributable to common shareholders was $15.2 million, compared with $110.5 million last year, and adjusted EBITDA was $198.9 million, compared with $226.7 million in 2019. Diluted earnings per share were $0.29, down from $2.40 in 2019; adjusted diluted earnings per share were $1.20, compared with $2.94 last year.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 8.3% in USD (8.1% in local currency), compared with 13.9% in the prior-year quarter. The margin contraction was primarily due to the decline in fee revenue, especially within transaction-based service lines, partially offset by the cost reduction initiatives and government relief programs noted above. Refer to the following segment performance highlights for additional details.
Cash Flows and Balance Sheet:
Cash used by operating activities was $44.7 million for the first half of 2020, compared with $483.1 million used in the prior year. The substantial decrease in cash used was the result of strong cash collection on trade receivables in the second quarter and participation in government relief programs (including deferral of cash payments as noted above). These items were partially offset by lower 2020 net income as well as increased incentive compensation paid in the first quarter of 2020 compared with 2019.
Total net debt was $1.1 billion as of June 30, 2020, representing a decrease of nearly $450 million from March 31, 2020, and an increase of approximately $180 million from June 30, 2019. The significant decrease from the first quarter reflects the operating cash flow drivers noted above. The increase in net debt compared with June 30, 2019, was driven by the residual borrowings on the company's credit facility in conjunction with the Q3 2019 HFF acquisition.

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JLL Reports Second-Quarter 2020 Results - Page 4

Americas Second-Quarter 2020 Performance Highlights:

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$2,229.0	$2,463.6	(10)%	(9)%	$4,752.1	$4,713.7	1%	1%
Reimbursements	(1,345.0)	(1,403.1)	(4)	(4)	(2,738.5)	(2,754.5)	(1)	—
Revenue before reimbursements	$884.0	$1,060.5	(17)%	(16)%	$2,013.6	$1,959.2	3%	4%
Gross contract costs[1]	(192.3)	(191.8)	—	2	(405.1)	(379.5)	7	9
Net non-cash MSR and mortgage banking derivative activity	(8.6)	(4.8)	79	80	(7.0)	(4.7)	49	49
Fee revenue[1]	$683.1	$863.9	(21)%	(20)%	$1,601.5	$1,575.0	2%	2%
Leasing	267.0	479.5	(44)	(44)	672.6	857.1	(22)	(21)
Capital Markets	131.5	124.5	6	6	378.1	224.2	69	69
Property & Facility Management	147.3	115.8	27	29	276.0	227.2	21	23
Project & Development Services	91.1	99.7	(9)	(7)	184.5	180.4	2	3
Advisory, Consulting and Other	46.2	44.4	4	5	90.3	86.1	5	6
Segment operating income	$39.6	$120.5	(67)%	(67)%	$121.5	$181.1	(33)%	(33)%
Equity earnings	$2.9	$0.4	n.m.	n.m.	$15.6	$0.1	n.m.	n.m.
Adjusted EBITDA[1]	$74.0	$142.1	(48)%	(48)%	$195.3	$230.1	(15)%	(15)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

The pandemic acutely affected the Americas transaction-based service lines. U.S. Leasing revenue reflected substantial declines in office, however, JLL outperformed market declines in gross absorption. Strong growth in industrial partially offset the lower office leasing activity. Notably reduced investment sales and debt placement activity impacted Capital Markets revenue, which included $70.6 million of incremental revenue contributions from HFF ($73.2 million of fee revenue). Property & Facility Management achieved significant fee revenue growth driven by new client wins, Corporate Solutions client expansions and pandemic-response facility management projects.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 10.8% in USD and local currency, compared with 16.5% in 2019. The decline in profitability was primarily attributable to transaction-based service lines and the timing of incentive compensation expense accruals, partially offset by Property & Facility Management fee revenue growth. The current-quarter margin also reflected a strategic focus on job retention, positioning JLL to emerge from the pandemic with strength.

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JLL Reports Second-Quarter 2020 Results - Page 5

EMEA Second-Quarter 2020 Performance Highlights:

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$626.2	$818.3	(23)%	(21)%	$1,382.1	$1,541.7	(10)%	(8)%
Reimbursements	(168.8)	(153.7)	10	13	(351.6)	(318.3)	10	13
Revenue before reimbursements	$457.4	$664.6	(31)%	(29)%	$1,030.5	$1,223.4	(16)%	(14)%
Gross contract costs[1]	(189.4)	(284.7)	(33)	(31)	(452.0)	(527.4)	(14)	(12)
Fee revenue[1]	$268.0	$379.9	(29)	(27)%	$578.5	$696.0	(17)%	(15)%
Leasing	45.5	64.0	(29)	(27)	92.5	114.5	(19)	(17)
Capital Markets	46.3	73.4	(37)	(35)	115.1	133.0	(13)	(11)
Property & Facility Management	66.2	101.3	(35)	(33)	144.1	196.3	(27)	(25)
Project & Development Services	58.8	73.4	(20)	(18)	124.9	132.9	(6)	(4)
Advisory, Consulting and Other	51.2	67.8	(24)	(22)	101.9	119.3	(15)	(12)
Segment operating loss	$(33.4)	$(1.3)	n.m.	n.m.	$(53.9)	$(30.7)	(76)%	(76)%
Equity losses	$—	$(1.1)	n.m.	n.m.	$—	$(1.0)	n.m.	n.m.
Adjusted EBITDA[1]	$(23.7)	$9.6	n.m.	n.m.	$(34.3)	$(8.6)	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA’s revenue and fee revenue for the quarter were meaningfully impacted by pandemic-related mandatory country shut-downs. Transaction-based revenues were significantly lower, especially in the UK and France. The decline in Property & Facility Management fee revenue was primarily due to (i) approximately $20 million of lower fee revenue in the UK mobile engineering business, largely a result of work delays from client office closures, and (ii) the absence of approximately $9 million of prior-year fee revenue relating to property management businesses in continental Europe that were sold in late 2019. Pandemic-driven work stoppages across EMEA more than offset continued growth in MENA within Project & Development Services fee revenue.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was negative 8.8% in USD (negative 8.9% in local currency), compared with 2.5% last year. The decline in profitability resulted primarily from transaction-based revenue declines and losses recognized on three discrete contracts nearing completion or termination, partially offset by the impact of government relief programs (nearly $14 million). These relief programs, many of which involved temporary furloughs that reduced costs while preserving jobs, helped JLL retain its ability to efficiently restore operations to pre-pandemic levels.

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JLL Reports Second-Quarter 2020 Results - Page 6

Asia Pacific Second-Quarter 2020 Performance Highlights:

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$715.3	$855.2	(16)%	(13)%	$1,427.4	$1,603.9	(11)%	(8)%
Reimbursements	(327.0)	(359.6)	(9)	(6)	(611.9)	(700.7)	(13)	(9)
Revenue before reimbursements	$388.3	$495.6	(22)%	(19)%	$815.5	$903.2	(10)%	(7)%
Gross contract costs[1]	(189.5)	(232.7)	(19)	(16)	(439.0)	(442.1)	(1)	2
Fee revenue[1]	$198.8	$262.9	(24)%	(22)%	$376.5	$461.1	(18)%	(16)%
Leasing	31.3	62.3	(50)	(49)	53.9	95.6	(44)	(42)
Capital Markets	21.6	43.4	(50)	(50)	40.3	68.9	(42)	(40)
Property & Facility Management	74.4	73.7	1	5	147.7	148.0	—	3
Project & Development Services	28.7	36.9	(22)	(19)	57.5	70.1	(18)	(15)
Advisory, Consulting and Other	42.8	46.6	(8)	(4)	77.1	78.5	(2)	2
Segment operating income	$18.7	$26.6	(30)%	(31)%	$21.8	$27.3	(20)%	(22)%
Equity earnings (losses)	$0.5	$0.4	25%	31%	$(0.2)	$0.7	n.m.	n.m.
Adjusted EBITDA[1]	$26.1	$33.6	(22)%	(23)%	$35.5	$40.9	(13)%	(13)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Asia Pacific's transaction-based revenue was substantially impacted by the pandemic. In particular, office leasing revenue was significantly lower, most notably in India, Australia and Greater China. Capital Markets revenue declines were primarily realized in Australia and Singapore, reflecting the pause on deal activity, especially large transactions. Resiliency in Property & Facility Management fee revenue was driven by new client wins and expansion of existing mandates for Corporate Solutions as the business continued to deliver services to clients. Delays in project activity within Project & Development Services continued from the first quarter as a result of pandemic-driven office closures and work stoppages.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 13.1% in USD (12.6% in local currency), compared with 12.8% in 2019. The decline in transaction-based revenue was more than offset by lower operating expenses, which included nearly $14 million of net benefit from government relief programs. These programs required or supported the retention of employees which helped position JLL to emerge from the pandemic with strength.

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JLL Reports Second-Quarter 2020 Results - Page 7

LaSalle Second-Quarter 2020 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$99.9	$129.4	(23)%	(22)%	$204.8	$227.8	(10)%	(9)%
Reimbursements(a)	(1.1)	(1.9)	(42)	(43)	(2.9)	(3.8)	(24)	(21)
Revenue before reimbursements	$98.8	$127.5	(23)%	(22)%	$201.9	$224.0	(10)%	(9)%
Gross contract costs(a)	(3.8)	(4.2)	(10)	(10)	(8.3)	(7.0)	19	18
Fee revenue[1]	$95.0	$123.3	(23)%	(22)%	$193.6	$217.0	(11)%	(10)%
Advisory fees(a)	76.5	76.8	—	1	158.5	150.6	5	6
Transaction fees & other(a)	4.3	12.8	(66)	(66)	15.2	25.2	(40)	(39)
Incentive fees	14.2	33.7	(58)	(58)	19.9	41.2	(52)	(52)
Segment operating income	$14.1	$30.0	(53)%	(54)%	$28.3	$42.1	(33)%	(33)%
Equity earnings (losses)	$11.3	$10.5	8%	6%	$(29.0)	$15.4	n.m.	n.m.
Adjusted EBITDA[1]	$26.8	$41.6	(36)%	(36)%	$2.4	$59.9	(96)%	(96)%
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

LaSalle's solid advisory fees reflected strong private equity capital raising over the trailing twelve months offset by recent valuation declines in assets under management. An outsized 2019 performance drove the expected decline in incentive fees.
Equity earnings in the current quarter were substantially attributable to an increased share price of a co-investment in a LaSalle-managed publicly traded REIT in Japan.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 28.2% in USD (27.9% in local currency), compared with 33.7% last year. The margin decline was largely attributable to the lower incentive fees.

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JLL Reports Second-Quarter 2020 Results - Page 8

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $18.0 billion in 2019, operations in over 80 countries and a global workforce of nearly 93,000 as of June 30, 2020. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Thursday, August 6, 2020, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.
Refer to ir.jll.com for a registration link to receive unique credentials to access the presentation of earnings via phone. Conference ID: 9493909

Supplemental Information	Contact
Supplemental information regarding the second quarter 2020 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Chris Stent, Executive Managing Director of Investor Relations and Corporate Finance:
	Phone:	+1 312 252 8943
	E-mail:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to, the material adverse effect that the pandemic is having on our business, which may cause the company's actual results, performance, achievements, plans, objectives and dividend payments to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share data)	2020	2019	2020	2019

Revenue before reimbursements	$1,828.5	$2,348.2	$4,061.5	$4,309.8
Reimbursements	1,841.9	1,918.3	3,704.9	3,777.3
Total Revenue	$3,670.4	$4,266.5	$7,766.4	$8,087.1

Operating expenses:
Compensation and benefits	$1,175.3	$1,354.8	$2,499.8	$2,518.6
Operating, administrative and other	557.3	772.1	1,332.1	1,479.4
Reimbursed expenses	1,841.9	1,918.3	3,704.9	3,777.3
Depreciation and amortization	56.9	45.5	111.9	92.0
Restructuring and acquisition charges[4]	28.2	25.7	42.3	44.3
Total operating expenses	3,659.6	4,116.4	7,691.0	7,911.6

Operating income	10.8	150.1	75.4	175.5

Interest expense, net of interest income	14.9	13.6	29.5	23.2
Equity earnings (losses)	14.7	10.2	(13.6)	15.2
Other income	5.2	0.8	6.1	0.5

Income before income taxes and noncontrolling interest	15.8	147.5	38.4	168.0
Income tax provision	1.5	36.2	6.5	35.5
Net income	14.3	111.3	31.9	132.5

Net (losses) income attributable to noncontrolling interest	(0.9)	0.6	11.4	0.5
Net income attributable to the company	$15.2	$110.7	$20.5	$132.0

Dividends on unvested common stock, net of tax benefit	—	0.2	—	0.2
Net income attributable to common shareholders	$15.2	$110.5	$20.5	$131.8

Basic earnings per common share	$0.29	$2.42	$0.40	$2.88
Basic weighted average shares outstanding (in 000's)	51,635	45,749	51,623	45,712

Diluted earnings per common share	$0.29	$2.40	$0.39	$2.86
Diluted weighted average shares outstanding (in 000's)	52,173	46,040	52,305	46,029

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
AMERICAS - REAL ESTATE SERVICES
Revenue	$2,229.0	$2,463.6	$4,752.1	$4,713.7
Reimbursements	(1,345.0)	(1,403.1)	(2,738.5)	(2,754.5)
Revenue before reimbursements	884.0	1,060.5	2,013.6	1,959.2
Gross contract costs[1]	(192.3)	(191.8)	(405.1)	(379.5)
Net non-cash MSR and mortgage banking derivative activity[1]	(8.6)	(4.8)	(7.0)	(4.7)
Fee revenue[1]	683.1	863.9	1,601.5	1,575.0

Compensation, operating and administrative expenses	805.3	913.7	1,815.6	1,724.5
Depreciation and amortization	39.1	26.3	76.5	53.6
Total segment operating expenses, excluding reimbursed	844.4	940.0	1,892.1	1,778.1
Gross contract costs[1]	(192.3)	(191.8)	(405.1)	(379.5)
Total fee-based segment operating expenses	652.1	748.2	1,487.0	1,398.6

Segment operating income	$39.6	$120.5	$121.5	$181.1
Equity earnings	2.9	0.4	15.6	0.1
Total segment income	$42.5	$120.9	$137.1	$181.2

Adjusted EBITDA[1]	$74.0	$142.1	$195.3	$230.1

EMEA - REAL ESTATE SERVICES
Revenue	$626.2	$818.3	$1,382.1	$1,541.7
Reimbursements	(168.8)	(153.7)	(351.6)	(318.3)
Revenue before reimbursements	457.4	664.6	1,030.5	1,223.4
Gross contract costs[1]	(189.4)	(284.7)	(452.0)	(527.4)
Fee revenue[1]	268.0	379.9	578.5	696.0

Compensation, operating and administrative expenses	481.8	654.6	1,066.2	1,231.5
Depreciation and amortization	9.0	11.3	18.2	22.6
Total segment operating expenses, excluding reimbursed	490.8	665.9	1,084.4	1,254.1
Gross contract costs[1]	(189.4)	(284.7)	(452.0)	(527.4)
Total fee-based segment operating expenses	301.4	381.2	632.4	726.7

Segment operating loss	$(33.4)	$(1.3)	$(53.9)	$(30.7)
Equity losses	—	(1.1)	—	(1.0)
Total segment loss	$(33.4)	$(2.4)	$(53.9)	$(31.7)

Adjusted EBITDA[1]	$(23.7)	$9.6	$(34.3)	$(8.6)

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
ASIA PACIFIC - REAL ESTATE SERVICES
Revenue	$715.3	$855.2	$1,427.4	$1,603.9
Reimbursements	(327.0)	(359.6)	(611.9)	(700.7)
Revenue before reimbursements	388.3	495.6	815.5	903.2
Gross contract costs[1]	(189.5)	(232.7)	(439.0)	(442.1)
Fee revenue[1]	198.8	262.9	376.5	461.1

Compensation, operating and administrative expenses	362.6	462.6	780.1	863.1
Depreciation and amortization	7.0	6.4	13.6	12.8
Total segment operating expenses, excluding reimbursed	369.6	469.0	793.7	875.9
Gross contract costs[1]	(189.5)	(232.7)	(439.0)	(442.1)
Total fee-based segment operating expenses	180.1	236.3	354.7	433.8

Segment operating income	$18.7	$26.6	$21.8	$27.3
Equity earnings (losses)	0.5	0.4	(0.2)	0.7
Total segment income	$19.2	$27.0	$21.6	$28.0

Adjusted EBITDA[1]	$26.1	$33.6	$35.5	$40.9

LASALLE
Revenue	$99.9	$129.4	$204.8	$227.8
Reimbursements	(1.1)	(1.9)	(2.9)	(3.8)
Revenue before reimbursements	98.8	127.5	201.9	224.0
Gross contract costs[1]	(3.8)	(4.2)	(8.3)	(7.0)
Fee revenue[1]	95.0	123.3	193.6	217.0

Segment operating expenses, excluding reimbursed expenses	84.7	97.5	173.6	181.9
Gross contract costs[1]	(3.8)	(4.2)	(8.3)	(7.0)
Total fee-based segment operating expenses	80.9	93.3	165.3	174.9

Segment operating income	$14.1	$30.0	$28.3	$42.1
Equity earnings (losses)	11.3	10.5	(29.0)	15.4
Total segment income (loss)	$25.4	$40.5	$(0.7)	$57.5

Adjusted EBITDA[1]	$26.8	$41.6	$2.4	$59.9

JONES LANG LASALLE INCORPORATED
Segment Operating Results (Unaudited) Continued

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
SEGMENT RECONCILING ITEMS
Fee revenue	$1,244.9	$1,630.0	$2,750.1	$2,949.1
Gross contracts costs[1]	575.0	713.4	1,304.4	1,356.0
Net non-cash MSR and mortgage banking derivative activity[1]	8.6	4.8	7.0	4.7
Revenue before reimbursements	$1,828.5	$2,348.2	$4,061.5	$4,309.8
Reimbursements	1,841.9	1,918.3	3,704.9	3,777.3
Revenue	$3,670.4	$4,266.5	$7,766.4	$8,087.1
Segment operating expenses excluding restructuring and acquisition charges	3,631.4	4,090.7	7,648.7	7,867.3
Segment operating income	$39.0	$175.8	$117.7	$219.8
Restructuring and acquisition charges[4]	28.2	25.7	42.3	44.3
Operating income	$10.8	$150.1	$75.4	$175.5
Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Six Months Ended June 30,
(in millions)	2020	2019

Cash used in operating activities	$(44.7)	$(483.1)

Cash used in investing activities	(109.4)	(141.7)

Cash provided by financing activities	114.1	547.5

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(15.1)	1.9

Net change in cash, cash equivalents and restricted cash	$(55.1)	$(75.4)

Cash, cash equivalents and restricted cash, beginning of year	652.1	634.2

Cash, cash equivalents and restricted cash, end of period	$597.0	$558.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	June 30,	December 31,		June 30,	December 31,
(in millions, except share and per share data)	2020	2019		2020	2019
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$413.5	$451.9	Accounts payable and accrued liabilities	$1,044.8	$1,289.4
Trade receivables, net of allowance	1,367.1	2,034.3	Reimbursable payables	967.9	1,245.8
Notes and other receivables	430.5	472.8	Accrued compensation & benefits	977.3	1,729.2
Reimbursable receivables	1,340.9	1,671.2	Short-term borrowings	115.1	120.1
Warehouse receivables	819.2	527.1	Short-term contract liability and deferred income	155.8	158.8
Short-term contract assets, net of allowance	315.2	333.4	Short-term acquisition-related obligations	97.8	74.4
Prepaid and other	422.5	377.9	Warehouse facilities	789.1	515.9
Total current assets	5,108.9	5,868.6	Short-term operating lease liability	159.9	153.4
Property and equipment, net of accumulated depreciation	675.7	701.9	Other	298.8	203.2
Operating lease right-of-use asset	800.2	804.4	Total current liabilities	4,606.5	5,490.2
Goodwill	4,120.9	4,168.2	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	652.9	682.6	Credit facility, net of debt issuance costs	689.5	512.7
Investments in real estate ventures	393.6	404.2	Long-term debt, net of debt issuance costs	665.4	664.6
Long-term receivables	250.6	250.2	Long-term deferred tax liabilities, net	71.5	106.0
Deferred tax assets, net	229.2	245.4	Deferred compensation	367.5	374.3
Deferred compensation plans	372.4	349.9	Long-term acquisition-related obligations	44.7	124.1
Other	206.1	197.2	Long-term operating lease liability	734.2	751.2
Total assets	$12,810.5	$13,672.6	Other	513.7	436.2
			Total liabilities	$7,693.0	$8,459.3

			Redeemable noncontrolling interest	$8.1	$8.6

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	1,999.3	1,962.8
			Retained earnings	3,593.9	3,588.3
			Treasury stock	(24.4)	—
			Shares held in trust	(5.7)	(5.7)
			Accumulated other comprehensive loss	(537.4)	(427.8)
			Total company shareholders' equity	5,026.2	5,118.1
			Noncontrolling interest	83.2	86.6
			Total equity	5,109.4	5,204.7
			Total liabilities and equity	$12,810.5	$13,672.6

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,

(iii)	Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and

(iv)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the corresponding fees in Revenue before reimbursements. However, as we generally earn little to no margin on such costs, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain on Disposition reflects the net gain recognized on the sale of property management businesses in continental Europe. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended June 30,		Six months ended June 30,
($ in millions)	2020	2019	2020	2019

Revenue	$3,670.4	$4,266.5	$7,766.4	$8,087.1
Reimbursements	(1,841.9)	(1,918.3)	(3,704.9)	(3,777.3)
Revenue before reimbursements	1,828.5	2,348.2	4,061.5	4,309.8
Gross contract costs	(575.0)	(713.4)	(1,304.4)	(1,356.0)
Net non-cash MSR and mortgage banking derivative activity	(8.6)	(4.8)	(7.0)	(4.7)
Fee revenue	$1,244.9	$1,630.0	$2,750.1	$2,949.1

Operating expenses	$3,659.6	$4,116.4	$7,691.0	$7,911.6
Reimbursed expenses	(1,841.9)	(1,918.3)	(3,704.9)	(3,777.3)
Gross contract costs	(575.0)	(713.4)	(1,304.4)	(1,356.0)
Fee-based operating expenses	$1,242.7	$1,484.7	$2,681.7	$2,778.3

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended June 30,		Six months ended June 30,
($ in millions)	2020	2019	2020	2019

Net income attributable to common shareholders	$15.2	$110.5	$20.5	$131.8
Add:
Interest expense, net of interest income	14.9	13.6	29.5	23.2
Provision for income taxes	1.5	36.2	6.5	35.5
Depreciation and amortization	56.9	45.5	111.9	92.0
EBITDA	$88.5	$205.8	$168.4	$282.5
Adjustments:
Restructuring and acquisition charges[4]	28.2	25.7	42.3	44.3
Gain on disposition	(4.8)	—	(4.8)	—
Net non-cash MSR and mortgage banking derivative activity	(8.6)	(4.8)	(7.0)	(4.7)
Adjusted EBITDA	$103.3	$226.7	$198.9	$322.1
Net income margin attributable to common shareholders	0.8%	4.7%	0.5%	3.1%
Adjusted EBITDA margin	8.1%	13.9%	7.2%	10.9%

	Three months ended June 30,		Six months ended June 30,
(In millions, except share and per share data)	2020	2019	2020	2019

Net income attributable to common shareholders	$15.2	$110.5	$20.5	$131.8
Diluted shares (in thousands)	52,173	46,040	52,305	46,029
Diluted earnings per share	$0.29	$2.40	$0.39	$2.86

Net income attributable to common shareholders	$15.2	$110.5	$20.5	$131.8
Adjustments:
Restructuring and acquisition charges[4]	28.2	25.7	42.3	44.3
Net non-cash MSR and mortgage banking derivative activity	(8.6)	(4.8)	(7.0)	(4.7)
Amortization of acquisition-related intangibles	14.4	7.4	28.9	15.0
Gain on disposition	(4.8)	—	(4.8)	—
Tax impact of adjusted items(a)	(7.6)	(3.3)	(17.3)	(9.8)
Adjusted net income attributable to common shareholders	$36.8	$135.5	$62.6	$176.6
Diluted shares (in thousands)	52,173	46,040	52,305	46,029
Adjusted diluted earnings per share	$0.71	$2.94	$1.20	$3.84
(a) In the first and second quarter of 2020 and the second quarter of 2019, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. The tax impact of adjusted items for the first quarter of 2019 was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2020	% Change	2020	% Change
Revenue:
At current period exchange rates	$3,670.4	(14)%	$7,766.4	(4)%
Impact of change in exchange rates	60.2	n/a	109.9	n/a
At comparative period exchange rates	$3,730.6	(13)%	$7,876.3	(3)%

Fee revenue:
At current period exchange rates	$1,244.9	(24)%	$2,750.1	(7)%
Impact of change in exchange rates	19.7	n/a	37.7	n/a
At comparative period exchange rates	$1,264.6	(22)%	$2,787.8	(5)%

Operating income:
At current period exchange rates	$10.8	(93)%	$75.4	(57)%
Impact of change in exchange rates	(1.8)	n/a	(0.3)	n/a
At comparative period exchange rates	$9.0	(94)%	$75.1	(57)%

Adjusted EBITDA:
At current period exchange rates	$103.3	(54)%	$198.9	(38)%
Impact of change in exchange rates	(1.2)	n/a	0.5	n/a
At comparative period exchange rates	$102.1	(55)%	$199.4	(38)%

2.
The company considers "annuity revenue" to be (i) 100% of Property & Facility Management, (ii) 50% of Leasing, (iii) 50% of Project & Development Services, (iv) 50% of Advisory, Consulting and Other Revenue, and (v) 100% of LaSalle Advisory and Transaction fees. For purposes of distinguishing organic from acquisition-related contributions, the population of acquisitions includes those completed in the trailing four quarters inclusive of the current reported quarter.

3.
Each geographic segment offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

4.
Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

The table below shows restructuring and acquisition charges. Included in the following table was $20.1 million and $41.4 million, respectively, for the three and six months ended June 30, 2020 compared to $3.2 million and $9.7 million, respectively, for the three and six months ended June 30, 2019 of charges relating to the acquisition and integration of HFF (including transaction/deal costs, retention and severance expense, early lease termination costs, and other integration expenses).

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Severance and other employment-related charges	$7.0	$5.4	$8.3	$10.4
Restructuring, pre-acquisition and post-acquisition charges	20.6	6.0	41.6	13.9
Fair value adjustments that resulted in a net increase (decrease) to earn-out liabilities from prior-period acquisition activity	0.6	14.3	(7.6)	20.0
Total restructuring & acquisition charges	$28.2	$25.7	$42.3	$44.3

5.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-Q for the quarter ended June 30, 2020, to be filed with the SEC in the near future.

6.
As of June 30, 2020, LaSalle had $65.0 billion of real estate assets under management (AUM), composed of $30.9 billion invested in separate accounts, $30.4 billion invested in fund management vehicles and $3.7 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $20.9 billion in North America, $15.0 billion in the UK, $10.6 billion in Asia Pacific and $8.4 billion in continental Europe. The remaining $6.4 billion relates to Global Partner Solutions which is a global business line.

AUM decreased 6% in USD (decreased 4% in local currency) from $69.5 billion as of March 31, 2020. The decrease in AUM resulted from (i)$3.1 billion of dispositions and withdrawals, (ii) $1.9 billion of net valuation decreases, and (iii) $1.6 billion of foreign currency decreases, partially offset by (iv) $2.1 billion of acquisitions.
Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $1.7 billion in private equity capital for the quarter ended June 30, 2020.

7.	EMEA: Europe, Middle East and Africa. MENA: Middle East and North Africa. Greater China: China, Hong Kong, Macau and Taiwan.

8.	n/m: not meaningful, represented by a percentage change of greater than 100%, favorably or unfavorably.

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended June 30, 2020				Three months ended June 30, 2019
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$278.1	46.7	33.8	$358.6	$491.8	65.9	66.2	$623.9
Capital Markets	140.8	50.0	24.0	214.8	129.8	78.5	48.2	256.5
Property & Facility Management	1,439.5	320.5	515.2	2,275.2	1,370.9	380.6	553.4	2,304.9
Project & Development Services	275.3	164.3	97.2	536.8	376.8	219.2	137.3	733.3
Advisory, Consulting and Other	95.3	44.7	45.1	185.1	94.3	74.1	50.1	218.5
RES revenue	$2,229.0	626.2	715.3	$3,570.5	$2,463.6	818.3	855.2	$4,137.1
LaSalle				99.9				129.4
Consolidated revenue				$3,670.4				$4,266.5

Revenue before reimbursements
Leasing	$275.0	46.6	33.7	$355.3	$488.1	65.8	65.6	$619.5
Capital Markets	140.4	50.0	23.2	213.6	129.6	78.4	46.7	254.7
Property & Facility Management	272.9	154.6	217.8	645.3	237.6	228.3	236.6	702.5
Project & Development Services	116.4	150.6	68.9	335.9	129.4	218.3	95.5	443.2
Advisory, Consulting and Other	79.3	55.5	44.7	179.5	75.8	73.8	51.2	200.8
RES revenue before reimbursements	$884.0	457.3	388.3	$1,729.6	$1,060.5	664.6	495.6	$2,220.7
LaSalle				98.9				127.5
Consolidated revenue before reimbursements				$1,828.5				$2,348.2

Fee revenue
Leasing	$267.0	45.5	31.3	$343.8	$479.5	64.0	62.3	$605.8
Capital Markets	131.5	46.3	21.6	199.4	124.5	73.4	43.4	241.3
Property & Facility Management	147.3	66.2	74.4	287.9	115.8	101.3	73.7	290.8
Project & Development Services	91.1	58.8	28.7	178.6	99.7	73.4	36.9	210.0
Advisory, Consulting and Other	46.2	51.2	42.8	140.2	44.4	67.8	46.6	158.8
RES fee revenue	$683.1	268.0	198.8	$1,149.9	$863.9	379.9	262.9	$1,506.7
LaSalle				95.0				123.3
Consolidated fee revenue				$1,244.9				$1,630.0

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line (continued)

	Six months ended June 30, 2020				Six months ended June 30, 2019
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$697.0	94.8	59.2	$851.0	$881.6	118.1	102.1	$1,101.8
Capital Markets	388.2	123.2	45.7	557.1	229.9	142.5	77.6	450.0
Property & Facility Management	2,898.3	695.5	1,047.2	4,641.0	2,732.9	749.9	1,091.2	4,574.0
Project & Development Services	581.7	367.5	192.0	1,141.2	685.5	399.7	248.2	1,333.4
Advisory, Consulting and Other	186.9	101.1	83.3	371.3	183.8	131.5	84.8	400.1
RES revenue	$4,752.1	1,382.1	1,427.4	$7,561.6	$4,713.7	1,541.7	1,603.9	$7,859.3
LaSalle				204.8				227.8
Consolidated revenue				$7,766.4				$8,087.1

Revenue before reimbursements
Leasing	$689.9	94.6	59.1	$843.6	$874.7	118.0	101.4	$1,094.1
Capital Markets	386.4	123.1	43.7	553.2	229.2	142.2	74.6	446.0
Property & Facility Management	540.8	365.2	483.9	1,389.9	470.2	449.9	468.3	1,388.4
Project & Development Services	237.7	336.6	146.2	720.5	236.9	383.1	173.4	793.4
Advisory, Consulting and Other	158.8	111.0	82.6	352.4	148.2	130.2	85.5	363.9
RES revenue before reimbursements	$2,013.6	1,030.5	815.5	$3,859.6	$1,959.2	1,223.4	903.2	$4,085.8
LaSalle				201.9				224.0
Consolidated revenue before reimbursements				$4,061.5				$4,309.8

Fee revenue
Leasing	$672.6	92.5	53.9	$819.0	$857.1	114.5	95.6	$1,067.2
Capital Markets	378.1	115.1	40.3	533.5	224.2	133.0	68.9	426.1
Property & Facility Management	276.0	144.1	147.7	567.8	227.2	196.3	148.0	571.5
Project & Development Services	184.5	124.9	57.5	366.9	180.4	132.9	70.1	383.4
Advisory, Consulting and Other	90.3	101.9	77.1	269.3	86.1	119.3	78.5	283.9
RES fee revenue	$1,601.5	578.5	376.5	$2,556.5	$1,575.0	696.0	461.1	$2,732.1
LaSalle				193.6				217.0
Consolidated fee revenue				$2,750.1				$2,949.1